Exhibit 10.15 [**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. EXCLUSIVE LICENSE AGREEMENT THIS EXCLUSIVE LICENSE AGREEMENT is dated and effective as of October 14, 2024, by and between LEXICON PHARMACEUTICALS, INC., a corporation incorporated under the laws of Delaware, USA, with its principal place of business located at 2445 Technology Forest Blvd. 11th floor, The Woodlands, Texas 77381 (“Lexicon”) and VIATRIS INC., a corporation incorporated under the laws of Delaware, USA, with its principal place of business located at 1000 Mylan Blvd., Canonsburg, PA 15317 (“Viatris”). WHEREAS Lexicon is the owner of the Product (as hereinafter defined) and has compiled a Registration Dossier (as hereinafter defined) in relation to the Product; WHEREAS Viatris is a pharmaceutical company engaged in the marketing, sale and distribution of various healthcare products; WHEREAS Viatris is interested in acquiring the exclusive right and license to use the Registration Dossier and related Licensed Intellectual Property (as hereinafter defined) for the purpose of obtaining Marketing Approvals (as hereinafter defined) in the Territory (as hereinafter defined), and, thereafter, maintaining Marketing Approvals and Commercializing the Product in the Field in the Territory; WHEREAS Lexicon wishes to grant such exclusive right and license to Viatris in the Territory, in accordance with the terms and conditions hereinafter set forth; NOW THEREFORE in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Parties hereby agree as follows: Article 1 Definitions and Interpretation 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings, respectively, unless the context otherwise requires: (a) “ADE” has the meaning set forth in Section 7.1. (b) “Accounting Standards” means United States generally accepted accounting principles (GAAP), consistently applied. (c) “Affiliate” means any Person (as hereinafter defined) which is directly or indirectly controlled by, or controls or is under common control with another Person, provided that “control” means ownership as to more than fifty percent (50%) of another Person or the power to direct decisions of another Person, including the power to direct management and policies of another Person, whether by reason of ownership, by contract or otherwise. Notwithstanding the foregoing, Invus, L.P., a Bermuda limited partnership, and any of its Affiliates that would not otherwise be 2 Affiliates of Lexicon but for its and their ownership of Lexicon’s capital stock, shall be deemed not to be Affiliates of Lexicon in their capacity as an investor, but will be deemed an Affiliate of Lexicon to the extent they exercise ownership or control over the Registration Dossier, Licensed Intellectual Property, Licensed Trademarks or the Product. (d) “Agreement” means this Exclusive License Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; “Article”, “Section” other subdivision of this Agreement means and refers to the specified Article, Section or other subdivision of this Agreement. (e) “Alliance Manager” has the meaning set forth in Section 5.1. (f) “ANZ” means Australia and New Zealand. (g) “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term. (h) “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term. (i) “cGMP” means all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products and/or finished pharmaceutical products, including all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, 21 CFR Parts 210 and 211, and The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, as each may be amended from time to time. (j) “CHF” means Chronic Heart Failure. (k) “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale or sale of the Product, including activities related to marketing, promoting, selling, distributing and importing the Product. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning. (l) “Commercial Milestone” has the meaning set forth in Section 6.2. 3 (m) “Commercial Milestone and Royalty Report” has the meaning set forth in Section 6.4. (n) “Commercialization Plan” has the meaning set forth in Section 4.2. (o) “Commercially Reasonable Efforts” means, with respect to the efforts to be expended on any obligation under this Agreement by a Party or its Affiliates, the use of reasonable, diligent, good faith efforts and resources as commonly used in the pharmaceutical industry to conduct similar activities. With respect to the Commercialization of the Product, Commercially Reasonable Efforts shall include the level of effort commonly used in the pharmaceutical industry to Commercialize a product that is at a similar stage in its lifecycle and is of comparable market potential, taking into account all scientific, commercial and other relevant factors, consistent with the exercise of prudent scientific and business judgment as applied by an entity of similar size and resources; such efforts and resources shall, at a minimum, be consistent with the efforts and resources Viatris applies to its own products that are at a similar stage with similar market potential, taking into account competitiveness of Third Party products, efficacy, safety, patent and regulatory exclusivity, anticipated or approved labelling, present and future market potential, competitive market conditions and the profitability of the product in light of pricing and reimbursement issues. Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis, and it is anticipated that the level of efforts and resources required may be different for different markets and indications and may change over time. (p) “Confidential Information” has the meaning set forth in Section 11.1. (q) “Control” or “Controlled” means, with respect to any Registration Dossier, Trademarks or Intellectual Property, the possession by a Party, whether by ownership or license (other than by licenses granted under this Agreement), of the ability to grant to the other Party access, a license or a sublicense as provided herein without requiring the consent of a Third Party or violating the terms of any agreement or other arrangement with any Third Party. (r) “Defensive Action” has the meaning set forth in Section 10.2.1. (s) “Development” means all activities related to research, pre-clinical and other non- clinical testing, clinical development, statistical analysis and report writing in support thereof, and interactions with Regulatory Authorities regarding any of the foregoing, including for obtaining and maintaining Marketing Approval, and any post-approval activities (such as label expansion). When used as a verb, “Develop” means to engage in Development. (t) “Development Data” has the meaning set forth in Section 3.4. (u) “Development Plan” has the meaning set forth in Section 3.3. (v) “Disclosing Party” has the meaning set forth in Section 11.1. 4 (w) “Educational Materials” means training, educational and communication materials for the Product, including without limitation, any patient support or safety training materials. (x) “Effective Date” means the date of this Agreement as set forth above. (y) “FDA” means the United States Food and Drug Administration. (z) “First Commercial Sale” means, with respect to the Product and a country, the first sale for monetary value for use or consumption by the end user of such Product in such country after Marketing Approval for such Product has been obtained in such country. (aa) “Field” means all uses in humans. (bb) “Generic Market” has the meaning set forth in Section 6.3.3. (cc) “Generic Product” means, with respect to a country in the Territory, any drug product (including any authorized generic product) that: (i) contains the same active ingredient as the Product; and (ii) is marketed or sold by a Third Party without the right to reference any Marketing Authorization held by or on behalf of Viatris or any of its Affiliates in such country in the Territory. (dd) “Governmental Body” means (i) any domestic or foreign national, federal, provincial, state, municipal or other government or body, (ii) any international or multilateral body, (iii) any subdivision, ministry, department, secretariat, bureau, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral, or multinational judicial, quasi-judicial, arbitration or administrative court, grand jury, tribunal, commission, board or panel. (ee) “HCM” means Hypertrophic Cardiomyopathy. (ff) “Indemnified Party” has the meaning set forth in Section 9.4. (gg) “Indemnifying Party” has the meaning set forth in Section 9.4. (hh) “Improvements” means any dosages, reformulations, line-extensions advances in, modifications or improvements to the Product made by or on behalf of Lexicon, its Affiliates, and their sublicensees, including the use for additional indications. (ii) “Indirect Taxes” has the meaning set forth in Section 6.8.2. (jj) “Infringement Notice” has the meaning set forth in Section 10.7.

5 (kk) “Intellectual Property” means, whether or not reduced to writing, all discoveries, inventions, rights to inventions, patent applications and issued patents, supplementary protection certificates, patents of additions, extensions, renewals, designs, design applications and design registrations, Know-How (as hereinafter defined) and all other intellectual property rights, but excluding any Trademarks. (ll) “Inventions” has the meaning set forth in Section 10.4. (mm) “Joint Invention” has the meaning set forth in Section 10.4. (nn) “Joint Patent” has the meaning set forth in Section 10.4. (oo) “JSC” has the meaning set forth in Section 5.2.1. (pp) “Know-How” means all know-how, information, data, knowledge, discoveries, technology, formulae, trade secrets, data, analytical reference materials and confidential or proprietary processes or information. (qq) “Labels” means all labels and other written, printed or graphic matter upon: (i) the Product or any primary or secondary packaging, container or wrapper utilized with the Product, and (ii) any written material accompanying the Product, including any package inserts. (rr) “Laws” means all laws, statutes, rules, codes, regulations, orders, judgments, ordinances, decisions, rulings, policies, practices and guidelines of any Governmental Body currently or subsequently in place and in force, in each case binding on or affecting the Party or Person referred to in the context in which such word is used; and “Law” means any one of them. (ss) “Lexicon” has the meaning set forth in the preamble. (tt) “Licensed Intellectual Property” means any Intellectual Property owned or Controlled by Lexicon or its Affiliates as of the Effective Date and during the Term that is reasonably necessary or useful in Developing, obtaining or maintaining Marketing Approval of, or Commercializing the Product, including without limitation, those issued patents and patent applications set forth in Exhibit A attached hereto. (uu) “Licensed Trademarks” means any Trademarks owned or Controlled by Lexicon or its Affiliates as of the Effective Date and during the Term that are reasonably necessary or useful in Commercializing the Product, including (a) those Trademarks set forth in Exhibit B-1 and (b) those internet domain names set forth in Exhibit B-2, attached hereto, but excluding all corporate names and logos of Lexicon and its Affiliates. (vv) “Losses” means liabilities, damages, costs or expenses actually incurred, including reasonable fees and expenses of attorneys and other professionals, as well as court costs. 6 (ww) “Manufacture” and “Manufacturing” means to make, have made and all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, release, shipping and holding of the Product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and manufacturing analytics development and the use of such analytics in relation to such activities, product characterization, stability testing, quality assurance and quality control, and chemistry, manufacturing and controls. (xx) “Manufacturing and Supply Agreement” has the meaning set forth in Section 4.1. (yy) “Manufacturing Costs” means (a) with respect to Product supplied to Viatris from Lexicon’s existing inventory as of the Effective Date, the cost per unit set forth in Exhibit C and (b) with respect to Product supplied to Viatris that is Manufactured by or on behalf of Lexicon after the Effective Date, Lexicon’s actual costs of Manufacturing the Product, calculated consistently with other products Manufactured by Lexicon and in accordance with Accounting Standards, as may be set forth in more detail in the Manufacturing and Supply Agreement. For clarity, in the event that Lexicon uses a Third Party contract manufacturer to perform any Manufacturing activities under this Agreement (or under the Manufacturing and Supply Agreement, as may be set forth in more detail in the Manufacturing and Supply Agreement) after the Effective Date, Manufacturing Costs for such activities means the amount paid by Lexicon or its Affiliates to such a Third Party in connection with the Manufacture and supply of such Product. Manufacturing Costs shall exclude general administrative or corporate overhead and any other costs not directly attributable or allocable to the Manufacture of the Product. (zz) “Marketing Approval” means all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary for the marketing, distribution and sale of the Product in any country in the Territory, including necessary pricing and reimbursement approvals. (aaa) “Milestones” has the meanings set forth in Section 6.2. (bbb) “Milestone Payments has the meaning set forth in Section 6.2. (ccc) “Net Sales” means, with respect to the Product, for any period, the gross amount received by Viatris, its Affiliates and permitted sublicensees for sales of the Product in the Territory to a Third Party customer, less deductions for (i) any rebates, quantity, trade and cash discounts, and other usual and customary discounts, including re-procurement and back-order charges; (ii) charge-backs and rebates granted to customers, including managed health care organizations or to national, state or local governments, their respective agencies, purchasers or reimbursers (including rebates and payments required to be paid to governmental entities in connection with the sales of the Product(s)), adjustments arising from consumer discount programs, co-pay assistance programs or other similar programs; 7 (iii) retroactive price reductions, credits or allowances, including for recalls or damaged goods; (iv) customary fees paid to distributors, including wholesalers, logistics providers, and group purchasing organizations; (v) sales credits accrued in accordance with Accounting Standards, including price protection, shelf stock adjustments, adjustments for uncollectible accounts and other price adjustments; (vi) returns of a Product for any reason; (vii) freight, postage, shipping and insurance charges with respect to such Product(s); and (viii) sales taxes, excise taxes, use taxes, import/export duties or other governmental charges actually due or incurred with respect to such Product(s), including value-added taxes, in each case to the extent not reimbursed. Each of the foregoing deductions shall be determined as occurred in the ordinary course of business in accordance with Accounting Standards. For clarity, sales of Product(s) between Viatris and its Affiliates for resale shall be excluded from Net Sales, but subsequent sales of Product(s) shall be included in Net Sales. Sales of the Product(s) used for promotional or advertising purposes or used for research or development purposes (including for clinical trials) or for compassionate use or other donations shall not be included in Net Sales. (ddd) “Parties” means Viatris and Lexicon collectively; and “Party” means either Viatris or Lexicon. (eee) “Patent Prosecution” has the meaning set forth in Section 10.6. (fff) “Person” means an individual, corporation, company, co-operative, partnership, organization or any similar entity. (ggg) “Pharmacovigilance Agreement” has the meaning set forth in Section 7.1. (hhh) “Product” means sotagliflozin and pharmaceutical dosage forms comprising sotagliflozin, including tablets, in both 200mg and 400mg formulations, both as a branded and as an authorized generic product, including all Improvements, for use in the Field. (iii) “Promotional Materials” means all promotional materials, detail aids and pieces, journal ads, films, artwork and graphics, and any other marketing literature and information used in the marketing, distribution or sale of the Product. (jjj) “Quality Agreement” has the meaning set forth in Section 4.2.3. (kkk) “Receiving Party” has the meaning set forth in Section 11.1. (lll) “Regulatory Authority” means each and every Governmental Body from which approvals are required for Commercialization of the Product in any country in the Territory. (mmm)“Registration Dossier” means any and all Developmental, scientific, technical or pharmacovigilance documentation (e.g. risk management plans and associated 8 documents) and information, processes, techniques and data in Lexicon’s, its Affiliates’, or their other licensees’ Control during the Term as may be required to obtain and maintain Marketing Approval for the Product in the T1D and CHF indications and any other indication for which Lexicon or any of its Affiliates, or their licensees, applies or obtains regulatory approval outside the Territory, including clinical and non-clinical study data, results, reports (including toxicology reports), and regulatory data, filings, communications and other documentation associated with any regulatory approval outside the Territory Controlled by Lexicon during the Term with respect to the Product. (nnn) “Regulatory Milestone” has the meaning set forth in Section 6.2. (ooo) “Representatives” has the meaning set forth in Section 11.2. (ppp) “Royalty Term” means, on a country-by-country basis, the period of time commencing upon the first sale by Viatris, its Affiliates and permitted sublicensees of the Product in each country in the Territory and continuing until [**]. (qqq) “Term” has the meaning set forth in Section 12.1. (rrr) “Territory” means worldwide, but excluding (a) the United States of America and (b) all members of the European Union as of October 4, 2024, and Albania, Andorra, Bosnia and Herzegovina, Iceland, Kosovo, Liechtenstein, Moldova, Monaco, Montenegro, North Macedonia, Norway, San Marino, Serbia, Switzerland, United Kingdom (including Ireland) and Vatican City. (sss) “Trade Control Laws” has the meaning set forth in Section 8.4(a). (ttt) “T1D” means Type 1 Diabetes. (uuu) “Third Party” means any Person other than a Party or an Affiliate of a Party. (vvv) “Trademark” means any word, name or symbol, or any combination thereof, whether registered or unregistered, including any trademark, trade dress, or trade name. (www) “Unauthorized Product Sales” has the meaning set forth in Section 4.6. (xxx) “Valid Claim” means: (a) a claim of an issued and unexpired patent within the Licensed Intellectual Property that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or Governmental Body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) rendered unenforceable through disclaimer or otherwise, (iii) abandoned or (iv) permanently lost through an interference, inter parties review, opposition or other proceeding without any right of appeal or review; or (b) a pending claim of a pending patent application within the Licensed Intellectual Property, where [**].

9 (yyy) “Viatris” has the meaning set forth in the preamble. (zzz) “Viatris Reversion Intellectual Property and Trademarks” means any Intellectual Property and Trademarks (excluding all corporate names and logos of Viatris and its Affiliates) that are owned or Controlled by Viatris or its Affiliates as of the effective date of termination of this Agreement and is (a) invented, discovered, developed, or otherwise generated by or on behalf Viatris or any of its Affiliates in the performance of activities under this Agreement and (b) is reasonably necessary or used by or on behalf of Viatris in Developing, obtaining or maintaining Marketing Approval of, or Commercializing the Product. Article 2 License 2.1 Grants of Rights. Subject to Section 2.3, Lexicon hereby grants to Viatris, and Viatris hereby accepts, an exclusive (including as to Lexicon and its Affiliates) right and license (with the right to grant sublicenses, solely in accordance with Section 2.2) during the Term to use the Registration Dossier and the Licensed Intellectual Property to Develop and Commercialize the Product in the Field in the Territory in accordance with this Agreement. For the avoidance of doubt, no license to Manufacture the Product is granted hereunder; any and all Manufacturing rights and obligations shall be set forth in and specified in the Manufacturing and Supply Agreement. 2.2 Sublicenses. Viatris may grant sublicenses under the licenses granted to it under Sections 2.1 and 4.4.2 to its Affiliates without Lexicon’s prior written consent and to other Third Parties with Lexicon’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, and provided that: (a) each sublicense is in writing and its terms are consistent with the terms and conditions of this Agreement and Lexicon is provided notice of each such sublicense and (b) Viatris shall be responsible and solely liable to Lexicon for the performance of its sublicensees. Viatris shall provide Lexicon with a copy of any such sublicense within thirty (30) days after entering into any such sublicense. 2.3 Retained Rights. Notwithstanding anything to the contrary in this Agreement, Lexicon hereby retains the right to Develop and Manufacture the Product in the Territory for the purpose of (a) performing its obligations hereunder and under the Manufacturing and Supply Agreement, and (b) supporting Development and Commercialization of the Product outside the Territory; provided that Lexicon shall provide Viatris with Lexicon’s development plans for the Product outside the Territory, and if Viatris reasonably determines that Lexicon’s development activities outside the Territory may have a material adverse effect on Development or Commercialization of the Product in the Territory, then Lexicon shall take into consideration Viatris’s reasonable input regarding any such potential material adverse effect as supported by reasonable documentation provided by Viatris. 10 2.4 No Implied Licenses or Rights. Nothing in this Agreement will be interpreted to grant a Party any rights under any Intellectual Property owned or Controlled by the other Party that are not expressly granted herein, whether by implication, estoppel, or otherwise. 2.5 Exclusivity. Subject to Section 2.3, during the Term, Lexicon shall not, and shall not assist any Third Party to, Develop, Manufacture, or Commercialize any product in the Field in the Territory that contains sotagliflozin, whether alone or in combination with any other active ingredient. Article 3 Registration Dossier; Marketing Approvals; Development 3.1 Registration Dossier. Lexicon shall transmit the Registration Dossier (including the Registration Dossier submitted by Lexicon to the FDA) in eCTD format and written in English to Viatris within thirty (30) days after the Effective Date (or within thirty (30) days after such Registration Dossier becomes available for a particular indication). Lexicon represents and warrants that the information contained in the Registration Dossier is true and correct in all material respects and complies in all material respects with all applicable Laws. Lexicon shall, from time to time, promptly provide Viatris with any material updates to the Registration Dossier. 3.2 Marketing Approvals. Viatris shall use Commercially Reasonable Efforts to (a) obtain and maintain Marketing Approvals for the Product and obtain favorable formulary access for the Product in each country in the Territory [**], and (b) achieve the Regulatory Milestones. Viatris shall apply for Marketing Approval for the Product [**] in the Territory at Viatris’ sole expense. Lexicon shall, upon Viatris’ written request, (y) provide Viatris with such reasonable assistance and cooperation as may be reasonably necessary to obtain and maintain Marketing Approvals, including without limitation, by participating in meetings or conference calls with Regulatory Authorities in the Territory as Viatris may reasonably request from time to time and (z) make its key personnel reasonably available to address any regulatory and development issues relating to the application for or maintenance of Marketing Approvals as they arise. 3.3 Development; Development Plan. 3.3.1 Any Development of the Product by Viatris shall be conducted only in accordance with a clinical development plan pre-approved by the JSC (the “Development Plan”) and Viatris shall use Commercially Reasonable Efforts with respect to any such Development activities. Such Development Plan shall include, among other things, (a) Development objectives and strategy, (b) Development activities to be performed (including clinical study design), and (c) timelines for all planned Development activities. Viatris shall bear all costs and expenses incurred in connection with such Development efforts. 3.3.2 Viatris, in consultation with Lexicon, shall present the initial Development Plan to the JSC within [**] following receipt of all input and communications from the relevant Regulatory Authorities necessary for the finalization of the initial Development Plan as determined by the JSC, and thereafter present an updated Development Plan to the JSC on at least an annual basis. Following any such submission of a Development Plan to the JSC, the JSC shall review the 11 Development Plan to identify any material study design or safety issues that may adversely impact global Development and Commercialization of the Product, including Development and Commercialization of the Product by Lexicon or its Affiliates and licensees outside the Territory. The Parties agree to meet at either Party’s reasonable request in order to discuss the Development Plan and any clinical study or other Development matters. 3.4 Development Data; Conduct. Viatris shall, subject to applicable Laws, promptly share with Lexicon all data, results and supporting documentation generated by Development activities conducted under the Development Plan (the “Development Data”). Viatris hereby grants to Lexicon, its Affiliates and other licensees a non-exclusive, sublicensable, irrevocable, fully paid-up right and license to exploit the Development Data, including the right to use and reference the Development Data for its and their Development, applications for Marketing Approval, and Commercialization of the Product solely for use outside the Territory. 3.5 Compliance with Laws. Viatris shall comply in all material respects with all applicable Laws in relation to the Development of the Product in the Territory under this Agreement, including with respect to the obtaining of informed consents from clinical study participants and all privacy and data protection Laws. Article 4 Manufacturing and Supply Agreement; Commercialization; Product Trademarks 4.1 Manufacturing and Supply Agreement. Within [**] following the Effective Date, the Parties shall negotiate in good faith and enter into a definitive manufacturing and supply agreement (the “Manufacturing and Supply Agreement”) under which Lexicon shall Manufacture and supply Product to Viatris for its Development and Commercialization activities in the Territory, on substantially the terms set forth on Exhibit D, attached hereto, as well as other reasonable and customary contract manufacturing terms. 4.2 Commercialization; Commercialization Plan. 4.2.1 Viatris shall use Commercially Reasonable Efforts to (a) Commercialize the Product in the Field in each country in the Territory [**], in accordance with a commercialization plan pre-approved by the JSC (the “Commercialization Plan”) and (b) achieve the Commercial Milestones. Such Commercialization Plan shall include, among other things, (w) Commercialization objectives and strategy (including branding and pricing strategies), (x) Commercialization activities to be performed (including marketing, sales, market access and medical communications, publications and education), (y) infrastructure and other capabilities required for all planned Commercialization activities and (z) resources and timelines for all planned Commercialization activities. Viatris shall be solely responsible and shall have sole decision-making authority for all Commercialization activities in the Territory, including but not limited to, marketing, sales, market access, medical affairs in support of Commercialization, customer service, order processing, invoicing and collection and local qualified persons for Pharmacovigilance (to the extent legally required) and pricing for all Product sales in the Territory. Viatris shall bear all costs and expenses incurred in connection with all Commercialization efforts. 12 4.2.2 Viatris, in consultation with Lexicon, shall present the initial Commercialization Plan to the JSC no less than [**] prior to the first anticipated Marketing Approval in Brazil, Mexico, South Korea, Australia, New Zealand, or Canada, and thereafter present an updated Commercialization Plan to the JSC on at least an annual basis. The Parties agree to meet at either Party’s reasonable request in order to discuss the Commercialization Plan and any marketing, sales, pricing, distribution, or other Commercialization matters. 4.3 Promotional and Educational Materials. Lexicon will provide Viatris with representative samples of Lexicon’s material Promotional Materials and Educational Materials that are used by Lexicon outside the Territory. In order to ensure global standardization to the extent permitted by Law, Viatris will create, prepare, produce, reproduce, use, and (if required or advisable) file with the applicable Regulatory Authorities the Promotional Materials and Educational Materials for the Product in the Territory that are consistent with Lexicon’s Promotional Materials and Educational Materials provided hereunder to the extent allowed by applicable Laws. Viatris will ensure that all Promotional Materials and Educational Materials in the Territory comply in all respects with all applicable Laws in all material respects. The Parties shall mutually agree upon protocols governing Lexicon’s review of the core Promotional Materials and Educational Materials for the Territory in advance of finalizing such Promotional Materials and Educational Materials and will consider all of Lexicon’s comments with respect to such Promotional Materials and Educational Materials in good faith. Viatris will also provide Lexicon with copies of representative samples of its Promotional Materials and Educational Materials upon request. Each Party may use the information contained in the Promotional Materials or Educational Materials provided by the other Party under this Section 4.3 free of charge for preparation of Promotional Materials and Educational Materials for Commercialization of the Product in such Party’s territory and for no other purpose. 4.4 Product Trademarks; Trademark License. 4.4.1 Each Party shall retain all right, title and interest in and to its and their respective corporate names and logos. 4.4.2 Lexicon (or its Affiliates, as appropriate) shall own and retain all rights to the Licensed Trademarks, and all goodwill associated therewith throughout the Territory and worldwide. Lexicon shall also own and retain all rights to any Internet domain names incorporating the applicable Licensed Trademarks or any variation or part of such Licensed Trademarks, such as its URL address or any part of such address. Subject to the foregoing, Lexicon hereby grants to Viatris an exclusive right and license, with the right to sublicense pursuant to Section 2.2, to use the Licensed Trademarks and such Internet domain names solely to Develop and Commercialize the Product in the Field in the Territory in accordance with this Agreement, subject to Lexicon’s right to use the Licensed Trademarks and such Internet domain names pursuant to Lexicon’s retained rights set forth in Section 2.3. At Viatris’ request and expense, Lexicon shall file any additional national marks for a country in the Territory which are equivalent to or otherwise incorporate any Licensed Trademarks if such national marks are reasonably necessary or useful in the Development or Commercialization of the Product in such country. Viatris shall use the Licensed Trademarks to Develop and Commercialize the Product in the Field in the Territory, unless such Licensed Trademarks are not approved by the applicable Regulatory Authority in the applicable country in the Territory (in which case the JSC shall approve alternative Trademark(s)

13 for use with the Product in the applicable country(ies)), or if the JSC otherwise agrees. Lexicon shall not use the Licensed Trademarks to identify products other than the Product. 4.4.3 In the event either Party becomes aware of any infringement of any Licensed Trademarks by a Third Party, such Party shall promptly notify the other Party and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including, without limitation, by the institution of legal proceedings against such Third Party. Lexicon shall have the sole responsibility, in its discretion and at its sole cost and expense, to maintain, enforce and defend any Licensed Trademarks from any such Third Party infringement. In the event Lexicon elects not to maintain, enforce or defend any Licensed Trademarks from any such Third Party infringement in the Territory, Lexicon shall provide Viatris reasonable written notice to such effect, sufficiently in advance to permit Viatris, in its sole discretion and expense, to undertake such maintenance, enforcement or defense in the Territory, and Viatris may, upon written notice to Lexicon thereafter undertake such maintenance, enforcement or defense. The Party undertaking such maintenance, enforcement or defense in the Territory shall keep the other Party reasonably informed with respect to the status of the maintenance, enforcement or defense, including by providing the other Party with copies of all material documentation or correspondence concerning the maintenance, enforcement or defense. Any recovery from the foregoing shall be allocated in the same manner as Section 10.3, mutatis mutandis. 4.5 Compliance with Laws. Viatris shall comply with all applicable Laws in all material respects in relation to the Commercialization of the Product in the Territory under this Agreement, including with respect to the handling, storage, distribution and sale of the Product. Lexicon shall comply with all applicable Laws in all material respects in relation to the Manufacture and supply of the Product under this Agreement. 4.6 Unauthorized Product Sales by Viatris. Viatris shall refer to Lexicon all orders or inquiries received by it from sources outside the Territory in connection with the Product. Lexicon shall refer to Viatris all orders or inquiries received by it from sources inside the Territory in connection with the Product in the Field. Viatris shall use Commercially Reasonable Efforts to not knowingly, and shall obligate its Affiliates to not knowingly, import, distribute, market, promote, offer for sale or sell the Product (a) to any Person for use outside the Field, (b) to any Person outside the Territory or (c) to any Person that Viatris or its Affiliates, as applicable, knows or should (after reasonable investigation) know (i) has directly or indirectly imported, distributed, marketed, promoted, offered for sale or sold the Product outside the Territory or assisted another Person to do so or (ii) is reasonably anticipated to do any of the actions set forth in clause (i). If Lexicon notifies Viatris of any sales of Product to or by any Person that are prohibited by this Section 4.6 (“Unauthorized Product Sales”), Viatris will and will cause its Affiliates to promptly discontinue and prevent sales of Product to such Person to the extent permitted under applicable Laws. Article 5 Joint Steering Committee; Governance 14 5.1 Collaboration Management. Promptly after the Effective Date, each Party shall appoint one representative who shall be an employee of such Party having appropriate qualifications and experience in business management and the coordination of licensing and collaborations to serve as an alliance manager (“Alliance Manager”) with responsibility for (a) coordinating and managing day-to-day communications between the Parties, (b) overseeing the Parties’ activities conducted in accordance with this Agreement, (c) ensuring appropriate liaison between the Parties and any applicable project teams and (d) facilitating the resolution of issues between the Parties. 5.2 Joint Steering Committee. 5.2.1 Establishment. Promptly after the Effective Date, the Parties shall establish a joint steering committee comprised of an equal number of representatives from Lexicon and Viatris to oversee and discuss the activities of the Parties under this Agreement (the “JSC”). The JSC shall act as an advisory forum for information exchange between the Parties; provided, that the JSC shall not manage the day-to-day operations of either Party in its performance of its obligations under this Agreement. The JSC shall not have decision-making authority, except for the purposes of: (a) approving the Development Plan pursuant to Section 3.3; (b) approving the Commercialization Plan pursuant to Section 4.2, and (c) approving Viatris’ use of any Trademarks other than the Licensed Trademarks in the Commercialization of the Product pursuant to Section 4.4.2. 5.2.2 Membership; Meetings. The JSC shall have up to six (6) members, with up to three (3) representatives designated by Lexicon and up to three (3) representatives designated by Viatris, or such other number as the Parties may agree. Each Party may change its JSC representatives from time to time, in its sole discretion, effective upon delivery of written notice to the other Party. The JSC shall be co-chaired by a representative of Lexicon and a representative of Viatris. The JSC will meet as agreed by the Parties and minutes will be taken upon mutual agreement. 5.2.3 Voting. Each Party’s representatives on the JSC will collectively have one (1) vote on all matters that are within the responsibility of the JSC and subject to its decision- making authority pursuant to Section 5.2.1. Such representatives shall collectively determine how that one (1) vote shall be exercised during a voting session. The representatives of the JSC shall use reasonable efforts to reach unanimous consensus on all decisions. If the JSC is unable to reach consensus on a particular decision within thirty (30) days, then such issue shall be referred to the chief executive officers of each Party (or a senior executive designated by such chief executive officer) and such chief executive officers (or their designees) shall attempt in good faith to resolve such issue. If such issue remains unresolved within thirty (30) days following such referral, then Viatris shall have the final decision-making authority in its reasonable discretion with respect to such issue; provided, that if such issue could reasonably have a material adverse effect on Development or Commercialization of the Product outside the Territory, then Viatris shall have final decision-making authority taking into consideration Lexicon’s reasonable input regarding any such potential material adverse effect as supported by reasonable documentation provided by Lexicon; and provided further, that neither Viatris or Lexicon may make a decision that is inconsistent with the terms of this Agreement. 15 5.2.4 Limitations. Notwithstanding anything to the contrary set forth in this Agreement, the JSC shall not have the right to (a) amend, modify or waive compliance with any term or condition of this Agreement, (b) make any decision that is expressly stated in this Agreement to require the mutual agreement of the Parties, would conflict with the terms and conditions of this Agreement, or render a determination on a Party’s breach of this Agreement, or (c) resolve any claim or dispute regarding the interpretation of this Agreement, including whether or in what amount a payment is owed under this Agreement or whether a Party is in breach of this Agreement. Article 6 Upfront Payment; Milestone Payments; Royalties 6.1 Upfront Payment. In consideration for the rights and licenses granted to Viatris under Sections 2.1 and 4.4.2, Viatris shall pay to Lexicon Twenty Five Million United States Dollars ($25,000,000) in a single lump sum payment, payable within five (5) business days of Viatris’s receipt of an invoice from Lexicon with respect thereto, such invoice to be issued following the execution of this Agreement. 6.2 Milestone Payments. In consideration for the rights and licenses granted to Viatris under Sections 2.1 and 4.4.2, Viatris shall make one-time, non-refundable milestone payments to Lexicon as described in Subsections 6.2.1 and 6.2.2 (“Milestone Payments”) upon the occurrence of each the events set forth in Subsections 6.2.1 (each, a “Regulatory Milestone”) and 6.2.2 (each, a “Commercial Milestone, and collectively with the Regulatory Milestones, the “Milestones”), respectively. Each Milestone Payment shall be payable only upon the first achievement of such Milestone in the first Calendar Year in which such Milestone has been achieved and shall be payable only once. 6.2.1 Regulatory Milestones. Territory Marketing Approval and Indication Payment Marketing Approval of Product in [**] indication in [**] [**] United States Dollars ($[**]) Marketing Approval of Product in [**] indication in [**] [**] United States Dollars ($[**]) Marketing Approval of Product in [**] indication in [**] [**] United States Dollars ($[**]) Marketing Approval of Product in [**] indication in [**] [**] United States Dollars ($[**]) Marketing Approval of Product in [**] indication in [**] [**] United States Dollars ($[**]) Marketing Approval of Product in [**] indication in [**] [**] United States Dollars ($[**]) Viatris shall provide written notice to Lexicon within fifteen (15) days of the achievement of each Regulatory Milestone. Upon receipt of such notice, Lexicon shall provide an invoice to 16 Viatris, and payment to Lexicon of the corresponding Milestone Payment shall be due within thirty (30) days of receipt by Viatris of such invoice. Following Lexicon obtaining Marketing Approval for the Product for the HCM indication in the United States of America, (a) Viatris shall, based on Commercially Reasonable Efforts, determine in its sole discretion, whether it will Develop and Commercialize the Product in the Territory for the HCM indication in any of the countries in the Territory and (b) upon such determination, the parties shall negotiate in good faith economic terms for the HCM indication, including potential additional upfront payments and regulatory milestones. 6.2.2 Commercial Milestones. Milestone Event Payment First achievement of annual Net Sales of the Product in the Territory of [**] United States Dollars ($[**]) [**] United States Dollars ($[**]) First achievement of annual Net Sales of the Product in the Territory of [**] United States Dollars ($[**]) [**] United States Dollars ($[**]) First achievement of annual Net Sales of the Product in the Territory of [**] United States Dollars ($[**]) [**] United States Dollars ($[**]) First achievement of annual Net Sales of the Product in the Territory of [**] United States Dollars ($[**]) [**] United States Dollars ($[**]) 6.3 Royalties. 6.3.1 During the Royalty Term, Viatris shall pay to Lexicon a royalty based upon the aggregation of annual Net Sales in the Territory as follows (each 6.3.1 (a)-(e), a “Royalty Tier” and collectively, the “Royalties”): (a) [**] Percent ([**]%) of Viatris’ annual Net Sales of the Product in the Territory below [**] United States Dollars ($[**]); (b) [**] Percent ([**]%) of Viatris’ annual Net Sales of the Product in the Territory between [**] United States Dollars ($[**]) and [**] United States Dollars ($[**]); (c) [**] Percent ([**]%) of Viatris’ annual Net Sales of the Product in the Territory between [**] United States Dollars ($[**]) and [**] United States Dollars ($[**]); (d) [**] Percent ([**]%) of Viatris’ annual Net Sales of the Product in the Territory between [**] United States Dollars ($[**]) and [**] United States Dollars ($[**]); (e) [**] Percent ([**]%) of Viatris’ annual Net Sales in the Territory above [**] United States Dollars ($[**]).

17 6.3.2 Royalties shall be paid on a progressive tier basis. The higher Royalty Tier shall only apply to the incremental annual Net Sales in such applicable Royalty Tier above the previous Royalty Tier as illustrated in the following example: Example: If Viatris achieves annual Net Sales of the Product in the Territory of [**] United States Dollars ($[**]), it would owe the following collective Royalties: Tier 6.3.1(a): $[**] ([**]% of $[**]) Tier 6.3.1(b): $[**] ([**]% of $[**]) Tier 6.3.1(c): $[**] ([**]% of $[**]) Tier 6.3.1(d): $[**] ([**]% of $[**]) Total: $[**] 6.3.3 Generic Entry. On a country-by-country basis, in the event that (a) one or more Generic Product(s) are launched in a country in the Territory and such Generic Product(s) obtain a share of at least [**] percent ([**]%) but less than [**] percent ([**]%) of the combined Generic Product and Product market for such country, by unit volume (as demonstrated by reputable Third Party data) (the “Generic Market”), calculated as [**] or (b) [**], the Royalties for such country shall be reduced by [**] percent ([**]%) from the original rate. In the event that one or more Generic Product(s) are launched in a country in the Territory and such Generic Product(s) obtain a [**] percent ([**]%) or greater share of the Generic Market, the Royalties for such country shall be reduced by [**] percent ([**]%) from the original rate. In the event that [**], the Parties shall [**]. 6.3.4 Third Party Patents. Viatris may deduct [**] percent ([**]%) of any royalties, milestones, and other payments that Viatris or any of its Affiliates or permitted sublicensees pays to any Third Party for a license under any patent owned or Controlled by such Third Party that covers and is reasonably necessary for the exploitation of the Product in the Field in the Territory from the royalties otherwise owed to Lexicon pursuant to this Section 6.3, provided that no such deduction may reduce any royalty payment to less than [**] percent ([**]%) of the royalty payment amount otherwise owed to Lexicon pursuant to this Section 6.3. 6.4 Reporting. Within forty-five (45) days following the end of each Calendar Quarter following the First Commercial Sale, Viatris will provide to Lexicon a report specifying (a) the achievement of any Commercial Milestones during such Calendar Quarter, and (b) for each country in the Territory in which sales of the Product occurred during such Calendar Quarter, (i) the gross sales of Products during such Calendar Quarter on a country-by-country basis; (ii) the Net Sales of Products during such Calendar Quarter on a country-by-country basis, including an accounting of deductions taken in the calculation of Net Sales; and (iii) the Royalties payable in United States Dollars for such Calendar Quarter (including currency conversion performed pursuant to Section 6.10) both on a country-by-country basis and following the aggregation of Net Sales across all countries included in such report (the “Commercial Milestone and Royalty Report”). Upon receipt of each Commercial Milestone and Royalty Report, Lexicon shall provide an invoice to Viatris for the Commercial Milestone and Royalty payments for such Calendar 18 Quarter and Viatris shall make the Commercial Milestone and Royalty payments owed to Lexicon hereunder for each Calendar Quarter within [**] business days of Viatris’s receipt of such invoice. 6.5 Mode of Payment. All payments due to Lexicon hereunder shall be paid by wire transfer in immediately available funds to an account designated by Lexicon or by such other reasonable method as Lexicon may request. All payments to either Party under this Agreement shall be made by deposit of United States Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. 6.6 Records Retention; Audit Procedures. Viatris shall keep (and shall assure that its relevant Affiliates and sublicensees keep) complete and accurate financial books and records pertaining to all sales of Product in sufficient detail to confirm the accuracy of Net Sales and Royalty calculations hereunder and shall retain such books and records until [**] after the end of the period to which such books and records pertain or for such longer period as may be required by applicable Law. At the request of Lexicon, Viatris shall (and shall assure that its relevant Affiliates and sublicensees) permit an independent certified or chartered accountant of internationally recognized standing, appointed by Lexicon, reasonably acceptable to Viatris, at reasonable times and upon reasonable notice (but no less than thirty (30) days’ prior written notice), to examine such books and records to ensure the accuracy of all Commercial Milestone and Royalty Reports and payments made hereunder during [**]. If such examination reflects an underpayment of any amounts payable to Lexicon, such underpayment shall be remitted to Lexicon by Viatris within thirty (30) days after the notification of the results by Lexicon to Viatris, together with interest calculated in the manner provided in Section 6.9. If such examination reflects an overpayment of any amounts payable to Lexicon, such overpayment shall be credited against Viatris’ subsequent payments to Lexicon hereunder. Such examination shall be at the expense of Lexicon unless it reveals an error resulting in Lexicon having received an amount that is less than ninety percent (90%) of the payment due to Lexicon for the period covered by the examination, in which case Viatris shall pay the costs of such examination. Any period subject to such examination may only be examined once (unless such examination for a given period reflects a greater than ten percent (10%) discrepancy in the amount reported by Viatris for such period, in which case such period may be reexamined to ensure that such discrepancy has been properly addressed). 6.7 No Non-Monetary Consideration for Sales. Without the prior written consent of Lexicon, Viatris and its Affiliates, sublicensees and other agents shall not accept or solicit any non-monetary consideration for the sale of Products. 6.8 Taxes. 6.8.1 Lexicon shall be responsible for all income taxes arising from all payments made to it under this Agreement. Viatris will make all payments to Lexicon under this Agreement without deduction or withholding except to the extent that any such deduction or withholding is required under applicable Law. Subject to Section 6.8.3, to the extent that Viatris is required to deduct and withhold taxes on any payment to Lexicon, Viatris (a) will deduct and withhold such taxes, (b) pay the amounts of such withheld taxes to the proper Governmental Body in a timely manner, and (c) promptly submit to Lexicon an official tax certificate or other evidence of such 19 withholding sufficient to enable Lexicon to claim a credit or refund in regard to any such payment of withheld taxes. 6.8.2 All charges and fees to be paid to Lexicon under this Agreement are exclusive of all value-added taxes, consumption taxes, goods or services taxes, surcharges or other similar taxes or costs (“Indirect Taxes”) required by applicable Law and shall be paid and borne by Viatris. To the extent that any transaction under this Agreement is subject to the reverse-charge mechanism under applicable Law, Viatris will be responsible for the payment any such Indirect Taxes amount, or will self-assess such Indirect Taxes and, subject to any applicable input deduction of such self-assessed Indirect Taxes, remit such amount to the applicable Governmental Authority. To the extent that Viatris is required to pay or remit such Indirect Taxes in respect of any payment to Lexicon, then, pursuant to Section 6.8.3, Lexicon will reasonably assist Viatris to obtain any available recovery of such Indirect Taxes, if applicable. 6.8.3 The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any taxes required by applicable law to be withheld or deducted from any Royalties, Milestone Payments or other payments hereunder or to recover any such withholding taxes, including by completing all procedural steps and taking all reasonable measures to ensure that any withholding tax is reduced or eliminated to the extent permitted under applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. 6.9 Interest on Late Payments. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at an annual rate equal to the lesser of (a) the “prime rate” as reported by The Wall Street Journal, Eastern Edition, plus two percent (2%), or (b) the highest rate permitted by applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly. 6.10 Currency Exchange. If any currency conversion will be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be calculated using the conversion rate methodology consistently applied by such Party in reporting its financial statements. 6.11 Blocked Payments. In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for Viatris (or any of its Affiliates or sublicensees) to transfer, or have transferred on its behalf, payments owed to Lexicon hereunder, Viatris will promptly notify Lexicon of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of Lexicon in a recognized banking institution designated by Lexicon or, if none is designated by Lexicon within a period of thirty (30) days, in a recognized banking institution selected by Viatris (or its Affiliate or sublicensees) and identified in a written notice given to Lexicon. Article 7 Regulatory Matters 7.1 ADE Reporting. No later than the earlier of the date that is (a) [**] in advance of the First Commercial Sale or first patient dosing of the Product in a clinical trial conducted by 20 Viatris or its Affiliates or sublicensees under the Development Plan and (b) [**] following the effective date of any Manufacturing and Supply Agreement, the Parties shall negotiate in good faith and enter into a definitive pharmacovigilance agreement (the “Pharmacovigilance Agreement”) setting forth the procedures regarding the coordination between the Parties of collection, investigation, reporting and exchange of information regarding adverse drug events related to the Product (“ADE”). The Pharmacovigilance Agreement shall enable collaboration between the Parties on all matters of safety of use of the Product including the exchange of ADE information sufficient to permit each Party to comply with all drug safety reporting Laws. The Pharmacovigilance Agreement shall also set forth the location and responsibility for holding the global pharmacovigilance database, which shall be maintained by Lexicon and established as soon as reasonably feasible to enable the Parties to comply with international requirements and regulations and monitor patient safety. Unless otherwise provided by the Pharmacovigilance Agreement, serious and unexpected ADE reports shall be forwarded without delay to the other Party as soon as such reports come to a Party’s attention and any other ADE reports shall be reported by each Party to the other on a quarterly basis. Each Party shall furthermore notify the other Party immediately of any information regarding any threatened or pending action by any Regulatory Authority which may affect the safety of the Product or the continued marketing thereof. Each Party shall inform the other Party within a reasonable period of time if it determines that any measures are reasonably necessary to remove or to minimize any drug safety risk with respect to the Product. 7.2 Communications with Regulatory Authorities. Viatris shall be responsible for all submissions to, and communications and interactions with, Regulatory Authorities in the Territory relating to Viatris’ Development and Commercialization activities hereunder. Each Party shall keep the other Party reasonably informed regarding (and shall provide copies of) any material regulatory submissions and communications relating to the Product impacting the other Party’s rights or obligations hereunder and, if feasible, shall provide the other Party with reasonable advance notice with respect thereto. 7.3 Inspections. 7.3.1 Subject to Viatris’s confidentiality obligations to Third Parties, Viatris shall permit duly authorized representatives of Lexicon to visit and inspect the storage and distribution facilities used for the Product in support of Viatris’ Development or Commercialization of the Product under this Agreement. Such inspection shall only be conducted upon reasonable prior notice by Lexicon but not less than forty-five (45) days prior to the inspection, during normal business hours, no more frequently than reasonably necessary (and in any event, no more than once per year) and provided that such authorized representatives of Lexicon are subject to appropriate confidentiality obligations to Viatris. 7.3.2 Subject to Lexicon’s confidentiality obligations to Third Parties, Lexicon shall permit duly authorized representatives of Viatris to visit and inspect the facilities of Lexicon and their subcontractors used for the Development (to the extent Lexicon has such rights to permit such access from its subcontractors), Manufacture and supply of the Product under this Agreement and the Manufacturing and Supply Agreement. Such inspection shall only be conducted upon reasonable prior notice by Viatris but not less than forty-five (45) days prior to the inspection, or earlier if required by a Regulatory Authority, during normal business hours, no more frequently

21 than reasonably necessary (and in any event, no more than once per year) and provided that such authorized representatives of Viatris are subject to appropriate confidentiality obligations to Lexicon or their subcontractors. 7.3.3 The Parties shall cooperate with each other during any inspection, investigation or other inquiry by any appropriate Regulatory Authority relating to the Product, including providing information and documentation, as may be requested by such Regulatory Authority. The Parties shall discuss any response to observations or notifications received and shall give each other an opportunity to comment on any proposed response before it is made. In the event of any disagreement concerning the form or content of such response, however, Lexicon shall be responsible for deciding the appropriate form and content of any response with respect to any of Lexicon’s cited activities and Viatris shall be responsible for deciding the appropriate form and content of any response with respect to any of Viatris’ cited activities. 7.4 Medical Inquiries. With respect to the Product in the Territory, Viatris will have responsibility for all correspondence regarding medical information about the Product. Lexicon will make available to Viatris all relevant resources in Lexicon’s possession reasonably required and requested by Viatris to answer questions relating to medical information about the Product. At the reasonable request of Viatris, Lexicon will cooperate with Viatris to jointly develop form response letters that contain information responding to routine questions received regarding medical information about the Product. 7.5 Product Recalls. 7.5.1 In the event that either Party has reason to believe that any amount of the Product should be recalled or withdrawn from distribution in the Territory, such Party shall immediately notify the other Party in writing. In the event that (a) any Regulatory Authority issues a request, directive or order that the Product be recalled in the Territory, or (b) a court of competent jurisdiction in the Territory orders such a recall or (c) the Parties jointly determine that the Product should be recalled in the Territory, Viatris shall take all appropriate corrective actions to conduct and effect such recall. Viatris shall be responsible for all costs and expenses of any such recall in the Territory, except to the extent that such recall is required because of (y) a negligent act or omission of Lexicon; or (z) a breach by Lexicon of the Manufacturing and Supply Agreement, in each such case Lexicon shall be responsible for all costs and expenses of any such recall in the Territory, including without limitation, recall expenses, cost of replacement Product, any customer penalties or damages, each without limiting Lexicon’s obligations under Section 9.2; provided, that Lexicon’s responsibility for the cost of such replacement Product and customer penalties and damages shall be subject to the Manufacturing and Supply Agreement, including any limitations on liability therein. 7.5.2 In the event that (a) any Governmental Body issues a request, directive or order that the Product be recalled outside the Territory, (b) a court of competent jurisdiction outside the Territory orders such a recall or (c) Lexicon determines in its sole discretion that the Product should be recalled outside the Territory, Lexicon shall notify Viatris as expeditiously as possible and shall provide Viatris with all information and assistance as Viatris may reasonably request in order to enable the Parties to jointly determine any appropriate actions to be taken relating to the Product in the Territory. 22 Article 8 Representations, Warranties and Covenants 8.1 Representations and Warranties of Viatris. Viatris hereby represents, warrants and covenants to Lexicon the following: (a) Status. Viatris is a corporation organized and existing under the Laws of the State of Delaware. No action has been taken by the directors, officers or shareholders of Viatris to dissolve the corporation. Viatris has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder. (b) All Necessary Proceedings. The execution and delivery by Viatris of this Agreement, the performance by Viatris of all the terms and conditions thereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions and proceedings, and no other act or approval of any Person is required to authorize such execution, delivery and performance. (c) No Violation. Viatris represents and warrants that its execution, delivery and performance of this Agreement: (i) does not and will not violate or conflict with any provision of Law or any provision of its articles of incorporation or by-laws; and (ii) does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to, any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected. (d) Compliance. Viatris shall comply with all applicable Laws in all material respects in relation to the exercise of Viatris’ rights, and the performance of Viatris’ obligations, under this Agreement, including with respect to the Development and Commercialization of the Product. (e) Trademarks. Viatris shall not authorize or undertake any use of the Licensed Trademarks or any other Trademark which is confusingly similar to the Licensed Trademarks in connection with any products or materials other than the Product or materials associated with the Product. 8.2 Representations and Warranties of Lexicon. Lexicon hereby represents, warrants and covenants to Viatris the following: (a) Status. Lexicon is a corporation organized and existing under the Laws of Delaware, USA. No action has been taken by the directors, officers or shareholders of Lexicon to dissolve the corporation. Lexicon has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder. 23 (b) All Necessary Proceedings. The execution and delivery by Lexicon of this Agreement, the performance by Lexicon of all the terms and conditions thereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions and proceedings, and no other act or approval of any Person is required to authorize such execution, delivery and performance. (c) No Violation. Lexicon represents and warrants that its execution, delivery and performance of this Agreement: (i) does not and will not violate or conflict with any provision of Law or any provision of its articles of incorporation or by-laws; and (ii) does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to, any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected. (d) Third Party Claims. As of the Effective Date, Lexicon has not received and is not aware of any written claim or allegation that the use of the Licensed Intellectual Property or the Development, Manufacture, Commercialization and sale of the Product, whether in the Territory or elsewhere, infringes upon any rights of a Third Party. (e) Clear Title. As of the Effective Date, Lexicon or its Affiliates are the owners or licensees of, and hold valid rights to, the Licensed Intellectual Property and has (have) the full right, power and authority to grant the rights to Licensed Intellectual Property granted to Viatris hereunder. (f) Specifications. The Product, as delivered by Lexicon or its Affiliates to Viatris under this Agreement, will conform to the specifications for the Product under Lexicon’s Marketing Approval in the USA, or otherwise with the specifications the Parties agree to in the Manufacturing and Supply Agreement, and in all material respects with all applicable Laws. (g) Complete Licensed Intellectual Property. As of the Effective Date, there is no Intellectual Property Controlled by Lexicon or its Affiliates that claim or is directed to the Manufacture, Development or Commercialization of the Product other than the Licensed Intellectual Property. (h) Validity. To Lexicon’s knowledge, as of the Effective Date, the Licensed Intellectual Property is subsisting, valid, and enforceable, and is not subject to any pending or threatened opposition, interference or litigation proceedings. (i) Infringement. To Lexicon's knowledge, as of the Effective Date, the Development, Manufacture or Commercialization of the Product and the use of the Licensed Intellectual Property as contemplated herein has not and does not infringe the Intellectual Property rights of any Third Party. 24 (j) Third Party Obligations. Lexicon shall remain responsible for all of its obligations to Third Parties as of the Effective Date or arising at any time thereafter with respect to the Product and Licensed Intellectual Property. (k) Regulatory Authority Communications. Lexicon has not, nor to its knowledge, has any Third Party acting under Lexicon’s authority, made an untrue statement of a material fact to any Regulatory Authority with respect to the Product, or knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Product. (l) Oxford Consent. Lexicon has obtained all consents to the execution, delivery and performance of this Agreement as may be required under the Loan and Security Agreement, dated as of June 28, 2024 and as amended from time to time, by and among Oxford Finance LLC, the Lenders party thereto, Lexicon, and Lexicon Pharmaceuticals (New Jersey), Inc. (m) Trademarks. Lexicon shall not authorize or undertake any use of the Licensed Trademarks or any other Trademark which is confusingly similar to the Licensed Trademarks in connection with any products or materials other than the Product or materials associated with the Product in the Territory. 8.3 Anti-Corruption Laws. (a) Each Party understands that the other Party is required to and does abide by the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act and any other applicable anti-corruption laws. Each Party represents and warrants that no one acting on its behalf will give, offer, agree or promise to give, or authorize the giving directly or indirectly, of any money or other thing of value to anyone as an inducement or reward for favorable action or forbearance from action or the exercise of influence (a) to any governmental official or employee (including employees of government-owned and government-controlled corporations or agencies), (b) to any political party, official of a political party, or candidate, (c) to an intermediary for payment to any of the foregoing, or (d) to any other Person or entity in a corrupt or improper effort to obtain or retain business or any commercial advantage, such as receiving a permit or license. (b) Each Party further warrants and represents that should it learn or have reason to suspect any breach of the covenants in this Section 8.3, it will immediately notify the other Party. 8.4 Trade Control Laws. (a) Each Party will fully comply with all applicable export control, economic sanctions laws and anti-boycott regulations of the United States of America and other governments, including the U.S. Export Administration Regulations (Title 15 of the U.S. Code of Federal Regulations Part 730 et seq.) and the economic sanctions rules

25 and regulations implemented under statutory authority or President’s Executive Orders and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (Title 31 of the U.S. Code of Federal Regulations Part 500 et seq.) (collectively, “Trade Control Laws”). (b) No Product will be directly or indirectly shipped by the other Party to any country subject to U.S. or U.N. economic sanctions without the necessary licenses, even for transfer to non-sanctioned countries. (c) Neither Party shall be required by the terms of this Agreement to be directly or indirectly involved in the provision of goods, services or technical data that may be prohibited by applicable Trade Control Laws. (d) Each Party hereby represents and warrants that it is not included on any of the restricted party lists maintained by the U.S. Government, including the Specially Designated Nationals List administered by the U.S. Treasury Department’s Office of Foreign Assets Control; the Denied Persons List, Unverified List or Entity List maintained by the U.S. Commerce Department’s Bureau of Industry and Security; or the List of Statutorily Debarred Parties maintained by the U.S. State Department’s Directorate of Defense Trade Controls. (e) Each Party shall commit to maintaining awareness of the importance of Trade Control Laws throughout its organization. Each Party shall take such actions as are necessary and reasonable to prevent Product from being exported or re-exported to any country, entity or individual subject to U.S. trade sanctions, unless prior approval of the other Party, and relevant permission or license from the U.S. government has been obtained. (f) Each Party will keep accurate and consistent records of all transactions under this Agreement covered by the Trade Control Laws for a minimum of five (5) years from the date of export or re-export; the date of expiration of any applicable license; or, other approval or reliance on any application of license exception or exemption. 8.5 No Implied Warranties. EXCEPT AS SET FORTH IN THE MANUFACTURING AND SUPPLY AGREEMENT, AND WITHOUT LIMITING EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.2, THE WARRANTIES EXPRESSLY SET OUT IN THIS AGREEMENT ARE THE ONLY WARRANTIES GIVEN BY EITHER PARTY HEREIN AND ARE MADE IN LIEU OF, AND EACH PARTY EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR IMPLIED WARRANTY OF NON-INFRINGEMENT. Article 9 Indemnification 26 9.1 By Viatris. Viatris shall indemnify Lexicon, and its directors, officers, employees and agents, and hold each of them harmless from and against any and all Losses (including personal injury, death or property damage) arising out of or resulting from any Third Party claim, to the extent based on or attributable to: (a) the negligence, willful misconduct or fraud of Viatris, or its Affiliates, or their respective directors, officers, employees or agents in performing any of Viatris’ obligations, or exercising any of Viatris’ rights, under this Agreement, (b) any breach or misstatement by Viatris of any of its representations or warranties under this Agreement, (c) any breach by Viatris of any of Viatris’ covenant or obligations under this Agreement (d) any Development by or on behalf of Viatris or any of its Affiliates of the Product, or (e) any Commercialization by or on behalf of Viatris or any of its Affiliates of the Product, except in each case (a)-(e) to the extent any claims are related to the failure of the Product as delivered by Lexicon to Viatris to meet the specifications set forth in the Manufacturing and Supply Agreement. Viatris shall not be liable under this Section 9.1 in the event that Lexicon settles any such claim without the prior written consent of Viatris, which consent shall not be unreasonably withheld, conditioned, delayed or denied. 9.2 By Lexicon. Lexicon shall indemnify Viatris, and its directors, officers, employees and agents, and hold each of them harmless from and against any and all Losses (including personal injury, death or property damage) arising out of or resulting from any Third Party claim, to the extent based on or attributable to: (a) the negligence, willful misconduct or fraud of Lexicon or its Affiliates, or their respective directors, officers, employees or agents, in performing any of Lexicon’s obligations, or exercising any of Lexicon’s rights, under this Agreement, (b) any breach or misstatement by Lexicon of any of its representations or warranties under this Agreement or (c) any breach by Lexicon of any of Lexicon’s obligations under this Agreement. Lexicon shall not be liable under this Section 9.2 in the event that Viatris settles any such claim without the prior written consent of Lexicon, which consent shall not be unreasonably withheld, delayed or denied. 9.3 Exceptions. No indemnification shall be made to a Party to the extent the applicable Losses arise out of, result from or involve (a) the gross negligence, willful misconduct or fraud of such Party or its Affiliates, or their respective directors, officers, employees or agents, or (b) the material breach by such Party of its obligations, representations or warranties under this Agreement or the Manufacturing and Supply Agreement. 9.4 Procedure. A Party seeking indemnification (the “Indemnified Party”) shall notify, in writing, the other Party (the “Indemnifying Party”) within fifteen (15) days of the assertion of any claim or discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification under Article 9. An Indemnified Party’s failure to so notify the Indemnifying Party shall not, however, relieve such Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such claim except to the extent that such Indemnifying Party is actually denied, during the period of delay in notice, the opportunity to remedy or otherwise mitigate the event or activity giving rise to the claim for indemnification and thereby suffers or otherwise incurs additional liquidated or other readily quantifiable damages as a result of such failure. The Indemnifying Party, while reserving the right to contest its obligations to indemnify hereunder, shall be responsible for the defense of any claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party claims indemnification hereunder. The Indemnified Party shall have the right, at its expense, to participate jointly with the Indemnifying Party in the defense of any such claim, demand, lawsuit or other proceeding, but with respect to 27 any issue involved in such claim, demand, lawsuit or other proceeding with respect to which the Indemnifying Party has acknowledged its obligation hereunder, the Indemnifying Party shall have the right to select counsel, settle, try or otherwise dispose of or handle such claim, demand, lawsuit or other proceeding on such terms as it shall deem appropriate, subject to any reasonable written objection of the Indemnified Party. 9.5 Limitation. Except with respect to fraud, any breach of Section 2.5, Article 10, Article 11, or a Party’s indemnification obligations under Section 9.1 or 9.2 (as applicable), in no event shall either Party be liable to the other for any indirect, incidental special, consequential or punitive damages, arising in any way out of this Agreement, whether based UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS. 9.6 Risk Insurance. Each Party shall, during the Term [**], obtain and maintain at its own cost and expense from a qualified insurance company (provided however that either Party may satisfy all or part of its obligation through its insurance captive or self-insurance) product liability insurance providing protection against any and all claims, demands, and causes of action arising out of any defects, alleged or otherwise, of the Product or its use, design or Manufacture, or any material incorporated in the Product. The amount of coverage shall be a minimum of [**] US Dollars ($[**] USD) combined single limit coverage for each occurrence for bodily injury or for property damage and shall be provided from an insurance company qualified to write global product liability coverage. Each Party agrees, upon request, to furnish the other Party with a certificate of insurance evidencing such insurance coverage (at the execution of this Agreement and at each subsequent renewal) and shall provide the other Party with a thirty (30) calendar day notice of cancellation or non-renewal of such coverage. Article 10 Intellectual Property 10.1 Litigation Strategy and Management. With regard to the Licensed Intellectual Property and subject to the terms and conditions of this Article 10, Viatris shall have the right to conduct applicable intellectual property searches and freedom-to-operate analyses, and control and initiate strategic decisions relating to potential intellectual property litigation and post-grant review proceedings, using counsel of its choice. 10.2 Defensive Actions. 10.2.1 Notice. Each Party shall promptly notify the other Party if any Third Party claims or asserts that the Manufacture, Development or Commercialization of the Product by either Party, its Affiliates, or their respective licensees or sublicensees infringes or misappropriates any Intellectual Property of a Third Party, or otherwise threatens or initiates any litigation or proceeding in any court or Governmental Body that could delay Marketing Approval of the Product or result in withdrawal or suspension of such Marketing Approval, including, without limitation, litigation arising from or related to patent infringement litigation and citizen’s petitions (any such litigation or proceeding, a “Defensive Action”). 28 10.2.2 Control. Viatris shall have the exclusive right to defend and control any such Defensive Action that is initiated or pursued in the Territory, or to bring and control any declaratory judgment action with respect thereto, using counsel of its own choice, as well as negotiating and settling any Defensive Action subject to the restrictions provided below in Section 10.2.3. Lexicon agrees to provide reasonable assistance in any such proceeding, at Viatris’s request and expense, including joining as a party plaintiff as necessary or useful and entering into a common interest or joint defense agreement wherein the Parties agree to their shared, mutual interest in the outcome of such Defensive Action or declaratory judgment action. 10.2.3 Costs of Defensive Actions in the Territory. In the event that any Defensive Action is initiated or pursued in the Territory, or Viatris pursues a declaratory judgment proceeding in the Territory with respect thereto, Viatris shall bear all legal defense costs and expenses, attorneys’ fees and liability incurred in connection with such Defensive Action or declaratory judgment action or proceeding, when and as incurred; provided that Viatris may deduct a portion of such costs and expenses from any Royalty payments due pursuant to Section 6.3 to the extent set forth in Section 6.3.4, mutatis mutandis. In the event that Viatris, its Affiliate or sublicensee is required, under a license agreement, settlement agreement or otherwise, to pay to a Third Party royalties, milestones, and other payments for patent rights owned or Controlled by such Third Party that are reasonably necessary for the exploitation of the Product in the Field in the Territory, then Viatris shall be entitled to offset such amounts against royalties payable to Lexicon hereunder to the extent set forth in Section 6.3.4. 10.3 Favorable Settlement. Should a favorable settlement or judgment in such Defensive Action be reached, any such amount or valuable consideration shall be allocated first to Viatris as reimbursement for its costs and expenses incurred with respect to such Defensive Action and any remainder after such reimbursement shall treated as Net Sales. 10.4 Ownership of Inventions. Subject to the licenses set forth in Article 2 and the rights set forth in this Article 10, Lexicon shall retain ownership of the Licensed Intellectual Property. As between the Parties, all right, title and interest to any Intellectual Property or Trademark (including any goodwill thereunder) conceived, created or first reduced to practice in connection with the exercise of rights or performance of obligations under this Agreement (“Inventions”) (a) by or under the authority of Viatris or its Affiliates or sublicensees independently of Lexicon and its Affiliates (each, a “Viatris Invention”) shall be owned by Viatris; (b) by or under the authority of Lexicon or its Affiliates or other licensees independently of Viatris and its Affiliates shall be owned by Lexicon; and (c) jointly by personnel of Viatris or its Affiliates and Lexicon or its Affiliates (each, a “Joint Invention”) shall be jointly owned by Viatris and Lexicon. Any patent or patent application that claims a Joint Invention may be referred to herein as a “Joint Patent”. Lexicon’s interest in any Inventions that are necessary or useful to Develop, Manufacture or Commercialize the Product in the Field in the Territory, and all Intellectual Property rights therein, shall be automatically included in the Licensed Intellectual Property. Except as expressly provided otherwise in this Agreement, neither Party shall have any obligation to obtain any approval of the other Party for, nor pay the other Party any share of the proceeds from or otherwise account to the other Party for, the practice, enforcement, licensing, assignment or other exploitation of such jointly owned Inventions, and each Party hereby waives any right it may have under the laws of any country to require such approval, sharing or accounting.

29 Notwithstanding anything to the contrary in this Agreement, but subject to the rights and licenses granted to Viatris under Article 2 and this Article 10, as between the Parties, each Party retains ownership of its Intellectual Property conceived, created or first reduced to practice before the Effective Date. 10.5 Joint Research Agreement. Subject matter disclosed or claimed in any patent application filed by either or both Parties after the Effective Date that relates to an Invention may be considered as having been made under a “joint research agreement” within the meaning of 35 U.S.C. § 102(c). 10.6 Prosecution and Maintenance of Licensed Intellectual Property and Joint Patents. Lexicon shall have the sole right (but not the obligation) to prepare, file, prosecute (including the handling of inter partes review, post grant review, ex parte reexamination, supplemental examination, opposition and similar proceedings) and maintain (e.g., manage annuity payments for) (collectively, “Patent Prosecution”) the Licensed Intellectual Property and Joint Patents (but, for clarity, not patents or patent applications that claim any Viatris Inventions), for each country in the Territory, at the Parties’ equally shared expense. In the event Lexicon elects not to exercise such right, Lexicon shall provide Viatris reasonable written notice to such effect, sufficiently in advance to permit Viatris, in its sole discretion and expense, to undertake such Patent Prosecution, and Viatris may, upon written notice to Lexicon thereafter undertake such Patent Prosecution. The Party undertaking such Patent Prosecution shall keep the other Party reasonably informed with respect to the status of the Licensed Intellectual Property and Joint Patents, including by providing the other Party with copies of all material documentation or correspondence concerning the Licensed Intellectual Property and Joint Patents. The party undertaking such Patent Prosecution shall solicit the other Party’s comments prior to responding to patent office actions or communications pertaining to the Licensed Intellectual Property and Joint Patents before filing any new Intellectual Property in the Territory relating to the Product in the Field, and shall consider the other Party’s reasonable comments with respect thereto in good faith. The Party undertaking such Patent Prosecution shall not intentionally abandon or otherwise fail to prosecute or maintain any Licensed Intellectual Property or Joint Patents without first notifying the other Party in writing at least ninety (90) days prior to any applicable filing deadline, and shall notify the other Party immediately upon learning of the inadvertent abandonment of any Licensed Intellectual Property or Joint Patents. 10.7 Enforcement of Licensed Intellectual Property and Joint Patents. Each Party shall promptly report to the other Party during the Term after the Effective Date any known or suspected infringement or unauthorized use of any Licensed Intellectual Property in the Territory or Joint Patent (each, an “Infringement Notice”), as the case may be, of which such Party becomes aware, and, upon request, shall provide the other Party with all evidence within its possession or control supporting such known or suspected infringement or unauthorized use. Viatris will have the first right but not the obligation to enforce (a) the Licensed Intellectual Property against any Third Party infringement based on the Manufacture, Development or Commercialization of the Product in the Field in the Territory or (b) the Joint Patents against any Third Party infringement in the Field in the Territory. If Viatris elects to pursue such an enforcement action, Viatris shall be solely responsible for the expenses associated with such action and Lexicon shall cooperate in any such enforcement action at Viatris’s expense (including by joining as a party plaintiff to the extent 30 necessary for the purposes of sustaining such enforcement action or as reasonably requested by Viatris). In the event that Viatris does not undertake such an enforcement action within ninety (90) days of the Infringement Notice, Lexicon shall be permitted to do so and, if it elects to undertake such an enforcement action, Lexicon shall be solely responsible for the expenses associated with such action. If a Party is authorized to bring an enforcement action under this Section 10.7, but the Party is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then the other Party shall, at the enforcing Party’s request and expense, join as a party-plaintiff. Any damages, awards, settlement payments or other recoveries resulting from an enforcement action brought by Viatris pursuant to this Section 10.7 with respect to infringement of the Licensed Intellectual Property in the Field in the Territory based on the Manufacture, use, sale or importation of the Product, or with respect to infringement of the Joint Patents in the Field in the Territory, shall be shared in the following manner: (i) Viatris shall be reimbursed for all expenses incurred in connection with bringing and maintaining the enforcement action; (ii) the remainder of the recovery, after payment of expenses, shall be [**]. Any damages, awards, settlement payments or other recoveries resulting from an enforcement action brought by Lexicon pursuant to this Section 10.7 with respect to infringement of the Licensed Intellectual Property in the Field in the Territory based on the Manufacture, use, sale or importation of the Product, or with respect to infringement of the Joint Patents in the Field in the Territory, shall be allocated to Lexicon. Article 11 Confidentiality 11.1 Confidential Information. For the purposes of this Agreement, “Confidential Information” means all confidential or proprietary verbal, written, electronically transmitted or machine reproduced information, chemical structures, data, documents, methods and Intellectual Property of or relating to the Product or to the business of a Party (the “Disclosing Party”) or its Affiliates, already provided or disclosed by the Disclosing Party or its Affiliates to the other Party (the “Receiving Party”), or which will be provided to the Receiving Party under this Agreement, and all internal materials, data, results, reports and other documents generated by or on behalf of the Receiving Party to the extent containing or regarding such information, data, documents, methods and Intellectual Property of the Disclosing Party. 11.2 Obligations. The Receiving Party shall hold the Disclosing Party’s Confidential Information in confidence using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value, but in no event less than a reasonable degree of care. The Receiving Party shall not use any Confidential Information of the Disclosing Party except as necessary to perform the Receiving Party’s obligations, or exercise rights granted to the Receiving Party, under this Agreement, and the Receiving Party shall maintain the Disclosing Party’s Confidential Information in confidence and shall not disclose the Disclosing Party’s Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except that the Receiving Party may disclose the Disclosing Party’s Confidential Information: (a) to the Receiving Party’s employees, consultants, and advisors, and to the employees, consultants, and advisors of such Receiving Party’s Affiliates (collectively, “Representatives”), who have a need to know such information and materials for performing the Receiving Party’s obligations, or exercising rights expressly granted to the 31 Receiving Party, under this Agreement and are subject to obligations of non-use and confidentiality with respect to such information that are no less protective of such Confidential Information than are the provisions of this Agreement; (b) to Regulatory Authorities in order to seek or obtain Marketing Approvals with respect to the Product; or (c) if such disclosure is required by applicable Law or to defend or prosecute litigation or arbitration or to the extent, and to the individuals and entities, required by rules of any securities exchange, as long as (i) prior to such disclosure, to the extent permitted by applicable Law, the Receiving Party notifies the Disclosing Party of such requirement to enable to the Disclosing Party to seek any available exemptions from or limitations on such disclosure requirement and will reasonably cooperate in such efforts by the Disclosing Party and (ii) the Receiving Party furnishes only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish. The Receiving Party shall remain liable for any breach of this Agreement by its Representatives. 11.3 Exceptions. The Receiving Party shall not have any obligation under this Article 11 with respect to any of the Disclosing Party’s Confidential Information which: (a) at the time of disclosure to the Receiving Party by the Disclosing Party is already generally available or known to the public; (b) after disclosure by the Disclosing Party to the Receiving Party becomes generally available or known to the public through no wrongful act or omission by or on behalf of the Receiving Party; (c) is already lawfully in the possession of the Receiving Party at the time disclosure by the Disclosing Party to the Receiving Party and such possession is documented by written evidence; or (d) is received, under no obligation of confidentiality, from a Third Party with lawful possession of such Confidential Information and having the right to disclose same to the Receiving Party and who is not bound by a similar confidentiality agreement. 11.4 Unauthorized Use. In case either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it shall promptly notify the other Party of such unauthorized use or disclosure and, at the other Party’s reasonable request and expense, shall take all reasonable steps to assist the other Party in attempting to minimize any potential or actual damages or losses resulting from such unauthorized use or disclosure. 11.5 Return of Documents. Each Party, following the expiration or termination of this Agreement or upon receipt of a written request from the other Party at any time, shall promptly return to the other Party or destroy all Confidential Information of such other Party, including all reproductions and copies thereof together with all internal material and documents generated by it containing such Confidential Information or references thereto, from which references the substance of such Confidential Information can be implied or understood, and shall delete all references thereto stored electronically. However, notwithstanding the foregoing, each Party may retain electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and 32 destruction practices that apply to its own general electronic files and information, subject to the confidentiality and non-use provisions set forth in this Article 11. 11.6 Ownership Rights. Each Party agrees that it shall not claim to have any rights, title or ownership in the Confidential Information provided by the other Party, and that rights, title and ownership in such Confidential Information shall, as between the Parties, rest in the other Party. 11.7 Publicity; Filing of this Agreement. Any publication, news release or other public announcement, in any media form or channel, relating to this Agreement or to the performance hereunder shall first be reviewed and approved by both Parties; provided, however, that any publication, news release or other public announcement relating to this Agreement which is required to be made by applicable Law as advised by the Disclosing Party’s counsel may be made without the prior consent of the other Party; provided further, however, to the extent practicable, the Confidential Information of the Disclosing Party shall be redacted, the Disclosing Party shall be given at least three (3) business days advance notice of any such legally required disclosure, and the other Party shall provide any comments on the proposed disclosure during such period. To the extent that either Party determines that it or the other Party is required to file or register this Agreement or a notification thereof to comply with the requirements of an applicable securities exchange or any Governmental Body, prior to making any such filing, registration or notification, the Parties shall agree on the provisions of this Agreement for which the Parties shall seek confidential treatment, it being understood that if one Party determines to seek confidential treatment for a provision for which the other Party does not, then the Parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including without limitation such confidential treatment request, and shall execute all documents reasonably required in connection therewith. Without limiting the generality of the foregoing, the Parties acknowledge and agree that the press release attached as Exhibit E hereto may be issued and used by either Party without any further approval from the other Party. Notwithstanding the foregoing, Viatris may publish the results of its Development activities in the Territory without Lexicon’s prior written consent; provided that (a) Viatris shall provide Lexicon a copy of any manuscript or other disclosure of such results at least thirty (30) days prior to its submission for publication and (b) Viatris shall consider in good faith Lexicon’s reasonable comments and suggestions with respect to such publications or disclosures. 11.8 Term. The provisions of this Article 11 shall survive the expiry or termination of the Agreement with respect to each item of Confidential Information for a period of five (5) years following the date of such expiry or termination. 11.9 Injunctive Relief. In the event of a breach of this Article 11 by a Party, money damages may be inadequate and, in such case, the non-breaching Party would not have adequate remedy at law and the non-breaching Party, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief, or other relief in order to enforce or prevent any violations of such covenants or agreements (without posting a bond or other security).

33 Article 12 Term and Termination 12.1 Term. This Agreement shall commence on the Effective Date and shall continue until all payment obligations hereunder have been satisfied, unless earlier terminated in accordance with the terms hereof (the “Term”). Following the expiration of the Term (but not following an earlier termination of this Agreement), the licenses granted to Viatris under Section 2.1 and 4.4.2 shall become fully paid-up and shall survive such expiration. 12.2 Termination. This Agreement may be terminated as follows: (a) By either Party, if the other Party commits a material breach of this Agreement and: (i) fails to remedy the breach within thirty (30) days of being notified by the non- breaching Party in writing to do so; or (ii) where remedy of the breach is not reasonably possible within thirty (30) days, fails to propose a plan within fifteen (15) days which, in the reasonable opinion of the non-breaching Party, is capable of providing a remedy of the breach within ninety (90) days and thereafter fulfills such plan within such ninety (90) day period. (b) By either Party upon written notice if any of the following events has occurred with respect to the other Party: (a) the making by the other Party of a general assignment for the benefit of creditors, (b) the commencement by the other Party of any voluntary petition in bankruptcy or suffering by it of the filing of an involuntary petition of its creditors, (c) the suffering by the other Party of the appointment of a receiver to take possession of all, or substantially all, of its assets, (d) the suffering by the other Party of the attachment or other judicial seizure of all, or substantially all, of its assets, (e) the admission by the other Party in writing of its inability to pay its debts as they come due, or (f) the making by the other Party of an offer of settlement, extension or composition to its creditors generally. (c) By Viatris upon written notice, on a country-by-country basis in any country where there is a permanent recall or withdrawal of the Product. (d) By Viatris, on a country-by-country basis or this Agreement in its entirety, in its sole discretion, upon six (6) months’ written notice to Lexicon. 12.3 Effects of Termination. Following termination by Viatris pursuant to Section 12.2(d): (a) at Lexicon’s option, Viatris shall, as soon as reasonably practicable, transfer and assign to Lexicon, at Lexicon’s expense, all (i) regulatory filings and approvals (including any Marketing Approvals) and other documented technical and other information or materials received by Viatris from Lexicon pursuant to this Agreement and (ii) any other material documentation, records and data then in Viatris’ possession that has been generated with respect to the Product and is necessary or useful to enable Lexicon to continue Development and Commercialization of the Product in the Territory, except that Viatris may retain a copy of such items solely for its legal records, in each case (i) and (ii), solely for the country(ies) subject to such termination; (b) Lexicon shall have the option, exercisable within thirty (30) days following the effective date of such termination, to 34 purchase all or any portion of Viatris’ inventory of the Product at the price at which Viatris received the Product under the Manufacturing and Supply Agreement, which option Lexicon may exercise by written notice to Viatris during such thirty (30) day period (and, in the event Lexicon exercises such right to purchase such inventory, Viatris shall grant, and hereby does grant, a royalty-free right and license to any trademarks, names, and logos of Viatris contained therein for the remaining shelf life of the inventory solely to permit the orderly sale of such inventory); (c) Viatris shall grant, and is hereby deemed to grant, to Lexicon, effective as of the effective date of termination of this Agreement pursuant to Section 12.2(d), a non-exclusive worldwide, sublicensable (through multiple tiers), royalty-free, fully paid-up right and license under the Viatris Reversion Intellectual Property and Trademarks to Develop and Commercialize the Products in the Field; and (d) if [**], then Viatris shall [**]. 12.4 Remedies Not Limited. The termination of this Agreement by either Party shall not limit remedies that may be otherwise available. 12.5 Survival. Expiration or termination of this Agreement for any reason shall not relieve either party of its obligations that have accrued prior to the expiration or termination of this Agreement. In addition, Article 1, Article 7, Article 8, Article 9, Article 11, Article 13 and Sections 3.4, 6.3.5, 6.4, 6.6, 6.8, 6.9, 6.10, 6.11, 12.4, and 12.5 shall survive expiration or termination of this Agreement. Article 13 Miscellaneous 13.1 Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement, and no failure or omission by a Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, (including the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; labor disputes, epidemic, failure or default of public utilities or common carriers, fire; storm; flood; earthquake; accident; war; rebellion; terrorism; insurrection; riot; and invasion) and such excuse shall be continued so long as the condition constituting force majeure continues; provided, that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the end of the occurrence of one or more of the above-mentioned causes. The Party claiming such force majeure shall notify the other Party with notice of the force majeure event as soon as practicable, but in no event longer than five (5) business days after its occurrence, which notice shall reasonably identify the affected obligations under this Agreement and the extent to which performance thereof will be affected. In such event, the Parties shall meet and/or discuss promptly to determine an equitable solution to minimize and if reasonably feasible, overcome, the effects of any such event. 13.2 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered in person, by a nationally recognized overnight courier, or by registered or certified airmail, postage prepaid, to the addresses given below or such other addresses as may be 35 designated in writing by the Parties from time to time during the Term, and shall be deemed to have been given upon receipt. (a) if to Lexicon: Lexicon Pharmaceuticals, Inc. 2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas 77381 USA Attention: Chief Executive Officer with copies (which shall not constitute notice) to: Lexicon Pharmaceuticals, Inc. 2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas 77381 USA Attention: General Counsel and Wilmer Cutler Pickering Hale & Dorr LLP 60 State Street Boston, Massachusetts 02109 USA Attention: Steven D. Barrett Facsimile: +1 (617) 526-5000 (b) if to Viatris: Viatris Inc. 1000 Mylan Blvd. Canonsburg, PA 15317Attention: Brian Roman, Chief Legal Officer with copies (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, P.C. 1700 K Street NW, Fifth Floor Washington, D.C. 20006-3814 US Attention: Daniel Keating Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a business day, on the next following business day) or, if mailed, on the date on which it was received. Either Party may change its address for service from time to time by giving notice thereof to the other Party in accordance with this Section. 13.3 Amendments. No amendment or waiver shall be binding on either Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall 36 constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. 13.4 Jurisdiction. Any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts in New York City, New York, U.S.A. and each Party hereby submits to such jurisdiction. 13.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether written or oral, with respect to such subject matter including the Confidentiality Agreement between Viatris and Lexicon dated May 6, 2024. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided. This Agreement shall not be changed or modified except in writing. 13.6 Assignment. Neither this Agreement nor any interest hereunder will be assignable or delegable by either Party without the prior written consent of the other Party, except as follows: (a) a Party may, subject to the terms of this Agreement, assign its rights and delegate its obligations under this Agreement in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets to which this Agreement specifically relates, whether in a merger, acquisition, or similar transaction or series of related transactions, as long as such successor-in- interest agrees in writing to be bound by the terms and conditions of this Agreement and any ancillary agreements, including the Manufacturing and Supply Agreement and Pharmacovigilance Agreement; and (b) a Party may assign its rights and delegate its obligations under this Agreement to any of its Affiliates; provided that, in the case of Lexicon’s assignment of this Agreement pursuant to the foregoing, if the JSC is unable to reach a consensus on a particular issue over which the JSC governs, subject to the escalation process set forth in Section 5.2.3, the assignee or successor in interest shall have no final decision making authority under the JSC under Article 5 and Viatris shall have sole final decision making authority under the JSC under Article 5. The assigning Party shall remain liable for all of its rights and obligations under this Agreement except as may otherwise be agreed in writing by the non-assigning Party (such agreement not to be unreasonably withheld, conditioned, delayed or denied). This Agreement and all ancillary agreements, including the Manufacturing and Supply Agreement and Pharmacovigilance Agreement, will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to be replaced by the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.6 will be null, void, and of no legal effect. 13.7 Further Assurances. Each Party will, from time to time subsequent to the date hereof, at the request and expense of any other Party, execute and deliver all such documents and do all such other reasonable acts and things as that other Party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or any of the respective obligations intended to be created hereby or thereby.

37 13.8 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument in effect as of the Effective Date. 13.9 Governing Law. This Agreement shall be governed by and interpreted in accordance with the Laws of the State of New York of the United States, without reference to its conflict of law provisions. 13.10 Relationship of the Parties. The relationship between the Parties is that of independent contractors and each Party agrees to conduct its affairs accordingly. Neither Party shall, by reason of this Agreement, be deemed to be a member of a partnership or joint venture with the other Party. 13.11 International Sale of Goods. The Parties acknowledge that the Convention on the International Sale of Goods shall not apply to this Agreement. 13.12 Currency. Unless otherwise specified, all references to money amounts are to the lawful currency of the United States. 13.13 Severability. If any provision or portion thereof in this Agreement is for any reason invalid, illegal, or unenforceable, then the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such provision or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law unless doing so would have the effect of materially altering the rights and obligations of the Parties, in which event, this Agreement may be terminated by mutual written agreement of the Parties. 13.14 Interpretation. In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders. Except where the context expressly requires otherwise, (a) the words “include”, “includes,” “including,” and “e.g.” will be deemed to be followed by the phrase “without limitation,” (b) the word “will” will be construed to have the same meaning and effect as the word “shall,” (c) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” and (d) the captions to the Articles and Sections hereof are not a part of this Agreement and shall not be used to inform interpretation of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof. 13.15 Data Room. Promptly upon execution of this Agreement Lexicon shall deliver to Viatris a complete and correct copy of the entire contents of the data room which Lexicon made available to Viatris in connection with Viatris’s due diligence with respect to this Agreement. 38 IN WITNESS WHEREOF this Exclusive License Agreement has been executed by the Parties as of the date first hereinabove set out. LEXICON PHARMACEUTICALS, INC. By: ____________________________________ Name: Michael S. Exton, Ph.D. Title: Chief Executive Officer VIATRIS INC. By: ____________________________________ Name: Andrew Cuneo Title: President, JANZ and Emerging Markets Exhibit 10.15 [**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. EXHIBIT A Licensed Patents [**] EXHIBIT B-1 Licensed Trademarks [**]

Exhibit 10.15 [**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. EXHIBIT B-2 Internet Domain Names [**] Exhibit 10.15 [**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. EXHIBIT C Manufacturing Costs for Existing Lexicon Inventory [**] Exhibit 10.15 [**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. EXHIBIT D Manufacturing and Supply Agreement Terms1 1. Supply. During the term of the Manufacturing and Supply Agreement, Lexicon shall Manufacture (or have Manufactured) and sell to Viatris all of Viatris’ requirements of the Product for its Development and Commercialization activities in the Territory; provided, that such requirements shall not exceed the quantities of the Product reasonably necessary for such Development and Commercialization activities. Lexicon shall supply Viatris with drug substance or finished dosage form (with such primary and secondary packaging as the Parties from time to time agree upon) of the Product, as agreed by the Parties (such agreement not to be unreasonably withheld, delayed or conditioned) and specified in the Manufacturing and Supply Agreement, and shall promptly notify Viatris of any manufacturing issues that may affect the supply of the Product to Viatris, including quality issues, capacity limitations and expected supply shortage. 2. Supply Cost. Viatris shall pay Lexicon, within [**] following Viatris’ receipt of Lexicon’s invoices, Lexicon’s Manufacturing Costs plus [**] percent ([**]%) for all supply of the Product, up to a maximum of $ [__] per each unit of Product. Lexicon shall use Commercially Reasonable Efforts to make continuous improvements that will achieve cost savings with respect to its Manufacturing Costs. Lexicon shall promptly notify Viatris as to the nature and amount of any cost savings with respect to its Manufacturing Costs and the Manufacturing Cost as a result of such cost savings shall be reduced accordingly. 3. Term. The term of the Manufacturing and Supply Agreement will be [__] years. The Manufacturing and Supply Agreement will automatically renew for additional [__] year periods until terminated in accordance with the terms thereof. The Manufacturing and Supply Agreement shall automatically terminate upon the expiration or earlier termination of this Agreement. Viatris may terminate the Manufacturing and Supply Agreement for any reason upon [**] prior written notice to Lexicon. 4. Discontinuation of Supply Obligations. Effective at any time following the expiration or termination of the Royalty Term, Lexicon may elect, by providing [**] prior written notice to Viatris to such effect, to discontinue its supply obligations pursuant to the Manufacturing and Supply Agreement. Upon the expiration or earlier termination of the Manufacturing and Supply Agreement, Lexicon shall (i) reasonably support Viatris (or its designated Third Party) in transitioning the Manufacturing of the Product to Viatris (or its designated Third Party) for its Development and Commercialization needs in the Territory and (ii) grant Viatris (or its designated Third Party) a non-exclusive, irrevocable, perpetual right and license (with the right to grant sublicenses, solely in accordance with Section 2.2) to any Licensed Intellectual Property reasonably necessary or useful for the Manufacture of the Product. 5. Delivery Terms. 1 Note to Exhibit: The Parties will further discuss any bracketed terms in good faith and will conform such terms with Lexicon’s contract manufacturing agreement(s) for the Product, as applicable. Lexicon shall deliver the Product to Viatris [**] (Incoterms 2020). The Product shall be delivered with a minimum of [**] remaining shelf-life. Title and risk of loss and damage to the Product shall remain with Lexicon until the Product is delivered to Viatris or its carrier in accordance with the foregoing. At the time of delivery, Lexicon shall, to the extent applicable, provide to Viatris all necessary shipping and import/export documentation. 6. Forecasts and Purchase Orders. Within [**] following the approval of a clinical study by a Regulatory Authority in a country in the Territory (as contemplated by a Development Plan), Viatris shall provide Lexicon with an initial forecast of the quantities of the Product and placebo estimated to be required for such clinical study (which quantities shall be in multiples of the minimum quantities referenced in Exhibit C; provided that such quantities may be aggregated between multiple countries in the Territory). At least [**] prior to the anticipated receipt of the first Marketing Approval of the Product in any country in the Territory, Viatris shall provide Lexicon with an initial forecast of the quantities of the Product estimated to be required for its Commercialization activities for the initial [**] period (which quantities shall be in multiples of the minimum quantities referenced in Exhibit C; provided that such quantities may be aggregated between multiple countries in the Territory); provided that no portion of the initial forecast shall be binding until [**] prior to the Marketing Approval in the applicable Territory. Thereafter during the term of the Manufacturing and Supply Agreement, on the [**], Viatris shall prepare and deliver to Lexicon a rolling forecast of the quantities of the Product estimated to be required for each month during the next [**] period (each, a “Forecast”). For each Forecast, the forecasted quantities for the first [**] shall be binding on the Parties and the forecasted quantities for months [**] through [**] shall be non-binding on the Parties. Together with each Forecast, Viatris shall place purchase orders for the binding portion of the Forecast. Such purchase order will specify the quantity of the Product and delivery dates in accordance with reasonable delivery schedules and lead times as may be agreed upon from time to time by the Parties; provided, however, that the required lead time shall not be less than [**] unless otherwise mutually agreed. Lexicon shall accept all purchase orders submitted by Viatris in accordance with this Section 6 within five (5) business days from receipt of the order, provided that the quantities of the Product ordered do not exceed [**] of the binding portion of Viatris’s then-current Forecast. Lexicon shall use Commercially Reasonable Efforts to accept orders for quantities in excess of [**] of the binding portion of the Forecast. In the event that Viatris receives no response from Lexicon regarding a purchase order within the five (5) business day period, the purchase order shall be deemed to have been confirmed by Lexicon on the terms set forth in the purchase order. 7. Supply Failure. Lexicon will promptly notify Viatris in writing in the event that Lexicon is unable or anticipates that it will be unable to supply compliant Product in accordance with the requirements of the Manufacturing and Supply Agreement in no less than [**] of the quantities specified in the most recent Forecast and within the delivery times requested by Viatris pursuant to Section 6 above (each a “Failure to Supply”). In the event of a Failure to Supply, in addition to any other rights or remedies available to Viatris (but subject to customary and reasonable limitation of liability provisions for a supply arrangement entered into pursuant to a license, development and commercialization agreement), Viatris shall have the right to take any measures available to it to mitigate such Failure to Supply, including using an alternate supplier of the Product during the period affected by such Failure to Supply. In the event that Lexicon anticipates a Failure to Supply, Lexicon shall, at Lexicon’s cost and expense, provide such assistance as is reasonably requested by Viatris to assist the alternate supplier in meeting Viatris’s requirements for the Product sufficiently in advance of any anticipated Failure to Supply. Viatris shall also have the right to terminate the Manufacturing and Supply Agreement in its entirety immediately upon written notice to Lexicon in the event a Failure to Supply (other than as caused by a force majeure event) continues for more than [**]. Viatris shall also have the right to cancel orders for any quantities of Product affected by such Failure to Supply effective upon notice to Lexicon, and Viatris shall have no further obligations to purchase any such cancelled quantities of Product. Lexicon will, at Lexicon’s cost and expense, provide such assistance as is reasonably requested by Viatris to assist the alternate supplier in meeting Viatris’s requirements for the Product until Lexicon has remedied the cause of such Failure to Supply and is able to supply Product to Viatris in its requested quantities pursuant to Section 6 above. For any Failure to Supply (other than as caused by a force majeure event), Lexicon shall be liable for: (a) the cost of delivery to Viatris by freight, if required to meet Viatris’s commitments to its customers; and (b) any Third Party customer penalties, costs and expenses incurred by Viatris as a result of such Failure to Supply, subject in each case to customary and reasonable limitation of liability provisions for a supply arrangement entered into pursuant to a license, development and commercialization agreement. 8. Allocation. In the event of a global supply shortage, Lexicon shall allocate available supplies among Viatris and Lexicon’s other customers pro-rata. This paragraph shall, however, not apply to Viatris’ orders of the Product for Development activities conducted by Viatris, its Affiliates or sublicensees under this Agreement, which shall be fulfilled and timely delivered in full without allocation. 9. Quality Agreement. Lexicon shall Manufacture (or have Manufactured) the Product in accordance with the product specifications and cGMP and as set forth in a quality agreement setting out the responsibility of the Parties in connection with the Product’s quality control and quality assurance, to be negotiated in good faith and entered into by the Parties within [**] following the Effective Date (the “Quality Agreement”). 10. Representations and Warranties; Indemnity. The Manufacturing and Supply Agreement shall contain reasonable and customary representations and warranties, including, without limitation, that (a) the Product complies with the specifications as set forth in the Manufacturing and Supply Agreement and (b) the Manufacture, supply, testing and quality release of the Product complies with all applicable Laws. Each party shall indemnify the other party against all losses as a result of third party claims arising out of such party’s breach of any of its representations and warranties under the Manufacturing and Supply Agreement, except to the extent any such losses arise from a breach by the other party of any of its representations and warranties under the Manufacturing and Supply Agreement. 11. Miscellaneous. The Manufacturing and Supply Agreement shall also contain other reasonable and customary contract manufacturing terms. EXHIBIT E Mutually Agreed Press Release